SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2006 (March 9, 2006)

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-51112	20-2118147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4077 Forsyth Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 745-7720

Registrant’s telephone number, including area code

NSB HOLDINGS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On March 9, 2006, Atlantic Southern Financial Group, Inc. (the “Company”) dismissed Thigpen, Jones, Seaton & Co., P.C. as its independent accountants and engaged Porter Keadle Moore, LLP as its independent accountants. Management anticipates, however, that Thigpen, Jones, Seaton & Co., P.C. will render consulting and other non-audit services to the Company in the future.

Prior to the dismissal, the Company did not consult with Porter Keadle Moore, LLP regarding the application of accounting principles to a specific completed or contemplated transaction or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with Porter Keadle Moore, LLP regarding the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

The reports of Thigpen, Jones, Seaton & Co. on the Company’s consolidated financial statements for the fiscal year ended December 31, 2005 and Atlantic Southern Bank’s financial statements for the year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended December 31, 2005 and 2004, there have been no disagreements with Thigpen, Jones, Seaton & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Thigpen, Jones, Seaton & Co., would have caused such firm to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company’s Audit Committee participated in and approved the decision to change the Company’s independent accountants.

The Company has requested that Thigpen, Jones, Seaton & Co. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 14, 2006, is filed as Exhibit 16 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No.

16.	Letter from Thigpen, Jones, Seaton & Co. regarding change in certifying accountant, dated March 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Atlantic Southern Financial Group, Inc.

Date: March 14, 2006	By:	/s/ Mark A. Stevens
Mark A. Stevens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

16	Letter from Thigpen, Jones, Seaton & Co. regarding change in certifying accountant, dated March 14, 2006.